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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 26, 2000 (June 14, 2000)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                     0-29782                  58-2398004
     (State of               (Commission File No.)       (I.R.S. Employer
   Incorporation)                                       Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.

On June 14, 2000, World Access, Inc. ("World Access") entered into a definitive agreement pursuant to which it agreed to acquire a majority share in TelDaFax AG ("TelDaFax") in a series of transactions. TelDaFax is a leading facilities-based provider of bundled fixed line, wireless, Internet and e-Commerce services to business and residential customers in Germany. Pursuant to the terms of the agreement, World Access has agreed to buy the 33% interest in TelDaFax held by investment pools advised by Apax Partners & Co. (the "Apax Acquisition") by issuing World Access common stock at an exchange ratio of 1.025 shares of World Access for each share of TelDaFax (the "Exchange Ratio"). In addition, World Access intends to make a tender offer (the "Tender Offer") for all of the remaining shares of TelDaFax at the Exchange Ratio. World Access also will contribute certain of its German businesses to TelDaFax in exchange for newly issued TelDaFax shares (the "Contribution").

The completion of these transactions (the "Transactions") is subject to, among other things, acquisition by World Access in the Transactions of no less than 50.1% of the fully diluted shares outstanding of TelDaFax on a pro forma basis, certain regulatory approvals, including antitrust approval in Germany, and the approval of the shareholders of World Access. The closing of the Apax Acquisition, the Tender Offer and the Contribution will occur simultaneously. The Transactions are anticipated to close around the end of the third quarter. Concurrent with the Transactions, World Access intends to apply for listing on one or more European stock exchanges, including the Neuer Markt in Germany.




ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.



EXHIBIT
NUMBER                                    DESCRIPTION
------                                    -----------

   99             Press Release, issued June 14, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                             WORLD ACCESS, INC.



Date: June 26, 2000                          By: /s/ MARTIN D. KIDDER
                                                --------------------------
                                             Martin D. Kidder
                                             Vice President and Controller


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------


   99             Press Release, issued June 14, 2000.


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